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                             AEGIS INVESTMENT TRUST

                        10,000,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               December __, 1997


JEFFERIES & COMPANY, INC.
EVEREN SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
    As Representatives of the Several Underwriters,
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
Los Angeles, California 90025

Ladies and Gentlemen:

     AEGIS Investment Trust, a Maryland real estate investment trust (the "Company"), AEGIS Operating Partnership, L.P., a Delaware Limited Partnership (the "Operating Partnership") and AEGIS Mortgage Corporation, an Oklahoma corporation ("AMC"), hereby confirm their agreement with you and each of the other Underwriters named in SCHEDULE I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 2(b) hereof), for whom you are acting as Representatives (in such capacity, the "Representatives") with respect to the purchase by the Underwriters, acting severally and not jointly, of 10,000,000 shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock") from the Company (said 10,000,000 shares of Common Stock are herein called the "Underwritten Stock"). The Company proposes to sell to the Underwriters, acting severally and not jointly, up to 1,500,000 additional shares of Common Stock (said 1,500,000 shares of Common Stock being herein called the "Option Stock" and the Option Stock with the Underwritten Stock is herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company owns a general partnership interest in the Operating Partnership and is its sole managing general partner. The Operating Partnership intends to own and manage a portfolio of mortgage interests and other investments (the "Properties"). The Operating Partnership also owns shares of stock in AMC. The Company, the Operating Partnership and AMC are herein collectively referred to as the "REIT Entities," and all references to properties or assets of the REIT Entities include, without limitation, the Properties unless otherwise noted.

     The REIT Entities hereby confirm the agreements made with respect to the purchase of the Stock by the several Underwriters. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on their behalf and to act for them in the manner herein provided.

     The terms which follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a) below and any preliminary prospectus included in the Registration Statement on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in Section 1(a) below, including financial statements, schedules and exhibits, as amended at the Representation Date (as defined below) or, if not effective at the Representation Date, in the form in which it shall become effective, or any term sheet filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Rule 434 of the rules and regulations (the "Act Regulations") promulgated under the Securities Act of 1933, as amended (the "Act"), the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Act Regulations, and, in the event of any amendment thereto or the filing of any abbreviated registration statement, pursuant to Rule 462(b) of the Act Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement and, in the event any post-



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effective amendment thereto becomes effective prior to the First Closing Date
(as defined in Section 2 hereof), shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). The prospectus constituting a part of the Registration Statement (including the Rule 430A Information), as from time to time amended or supplemented, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company which differs from the prospectus on file at the Commission at the Effective Date, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424 of the Act Regulations, the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use; provided, however, that if in reliance on Rule 434 of the Act Regulations and with the consent of Jefferies & Company, Inc., the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of
Section 2(10)(a) of the Act, the term Prospectus shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Act Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Stock (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Act Regulations).

     Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Stock that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Act Regulations), the term Prospectus shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.
If, in reliance on Rule 434 of the Act Regulations and with the consent of Jefferies & Company, Inc., the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of
Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement. "Rule 158," "Rule 424," "Rule 430A" and "Rule 434" refer to such rules under the Act Regulations. "Rule 430A Information" means information with respect to the Stock and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

     SECTION 1. REPRESENTATIONS AND WARRANTIES. Each of the REIT Entities, jointly and severally, represents and warrants to each of the Underwriters as of the date hereof (such date being referred to as the "Representation Date"), as follows:

     (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. A Registration Statement on Form S-11 (File No. 333-35473) with respect to the Stock, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the Act Regulations and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Act Regulations as may have been required prior to the date hereof, have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related Preliminary Prospectus and of any Rule 434 term sheet and of any abbreviated registration statement pursuant to Rule 462(b) of the Act Regulations have been delivered to you. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Act Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the

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statements therein, in light of the circumstances under which they were made, not misleading and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the First Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (a) the Registration Statement and the Prospectus, and any amendments and supplements thereto and any abbreviated registration statements, contained and will contain all material information required to be included therein by the Act and the Act
Regulations and will in all material respects conform to the requirements of the Act and the Act Regulations; (b) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
and (c) the Prospectus, and any amendments and supplements thereto and any abbreviated registration statements, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the REIT Entities make no representations, warranties or agreements as to the information provided in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus, and the REIT Entities agree that the only information provided in writing by or on behalf of the Underwriters to the Company expressly for use in the Registration Statement or the Prospectus is (i) that information in the last paragraph of text on the cover page of the Prospectus concerning the terms of the offering by the Underwriters; (ii) the legend concerning over-allotments and stabilizing on the inside front cover page; (iii) the concession and reallowance figures appearing in the third paragraph and the information in paragraphs nine, ten, eleven and twelve under the caption "Underwriting."

     (b) SUBSIDIARIES. The Company does not own any interest in or control, directly or indirectly, any corporation, association, partnership, limited liability company, joint venture or other entity other than AEGIS Operating Partnership, L.P., a Delaware limited partnership and AEGIS Mortgage Corporation, an Oklahoma corporation (referred to herein as the "Subsidiaries") and none of the Subsidiaries owns any interest in or controls, directly or indirectly, any corporation, association, partnership, limited liability, joint venture or other entity.

     (c) ALL NECESSARY PERMITS, ETC. Each of the Company and the Subsidiaries has all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all regulatory or governmental officials, bodies and tribunals ("Permits") to own or lease its respective properties and to conduct its businesses as described in the Registration Statement and Prospectus, and none of the Company nor any of the Subsidiaries has received any notice or threat of proceedings relating to the revocation or modification of any such Permits; each of the Company and the Subsidiaries has fulfilled and performed all of its respective current obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement and Prospectus; and, except as described therein, such Permits contain no restrictions that are materially burdensome to the Company or the Subsidiaries; and each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, orders and consents in all material respects. The property and businesses of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

     (d) TITLE TO PROPERTIES. Except as set forth in the Registration Statement and Prospectus, (i) each of the Company and the Subsidiaries has good and marketable title to all properties and assets owned by it, including without limitation, all mortgages, deeds of trust and other security interests held by or in favor of the Company or the Subsidiaries, in each case free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (each of the foregoing, a "Lien") that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; (ii) the agreements to which the Company or any of the Subsidiaries is a party described in the Registration Statement and Prospectus are valid agreements, enforceable against (and, to the best of the Company's and the Subsidiaries' knowledge enforceable by) the Company and the Subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's and the Subsidiaries' knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements; and
(iii) each of the Company and the Subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors, rights generally or by general equitable principles. Except as otherwise disclosed in the Registration Statement and Prospectus, each of the Company and the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed in the Registration Statement and Prospectus to be conducted.

     (e) COMPANY'S FORMATION AND GOOD STANDING. The Company has been duly incorporated and is validly existing as a trust in good standing under the laws of the State of Maryland and has full power and authority

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to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not occurring in the ordinary course of business (a "Material Adverse Event").

     (f) AMC'S INCORPORATION AND GOOD STANDING. AMC has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with full power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Event. All of the issued and outstanding shares of capital stock of AMC have been duly authorized and validly issued, and are fully paid and nonassessable. Except as described in the Prospectus, all of the shares of capital stock of AMC are owned by the Company, directly or through Subsidiaries, and are owned free and clear of any Lien.

     (g) OPERATING PARTNERSHIP'S FORMATION AND GOOD STANDING. The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the state of its formation with full power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Event. All of the partnership interests in the Operating Partnership ("OP Units") have been duly authorized and validly issued. All of the OP Units which will be owned by the Company at the time of the Closing, directly or through Subsidiaries, will have been validly issued and all required capital contributions with respect thereto will have been made. Except as described in the Prospectus, at the time of the Closing, all of the OP Units will be owned by the Company, directly or through Subsidiaries, and will be owned free and clear of all Liens. At the time of the Closing, the Company will be the sole general partner of the Operating Partnership.

     (h) UNDERWRITING AGREEMENT. The Company and the Subsidiaries have full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiaries and is a valid and binding agreement on the part of the Company and the Subsidiaries, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement, the issue and sale of the Stock and the consummation of any other matters herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of the Subsidiaries or their respective properties may be bound; (ii) the Declaration of Trust or bylaws of the Company, or the certificate of limited partnership or partnership agreement of the Operating Partnership (the "OP Partnership Agreement") or the Articles of Incorporation or bylaws of AMC; or (iii) any law, statute, order, rule, regulation, writ, injunction, judgment or decree applicable to the Company or any of the Subsidiaries or their respective properties of any court, government or governmental agency or body, domestic or foreign. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, with the ability to bind or restrict the Company or the Subsidiaries or their respective properties, is required for the execution and delivery of this Agreement and the consummation by the Company or the Subsidiaries of the transactions herein contemplated, except such as may be required under the Act and state securities laws, all of which requirements have been satisfied in all material respects.

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     (i) CONTRIBUTION TRANSACTION.  The issuance of OP Units to the Company and the limited partners of the Operating Partnership as described in the Prospectus (the "Contribution Transaction") has been duly authorized and, when paid for in accordance with the OP Partnership Agreement, such OP Units will be validly issued in accordance with the OP Partnership Agreement. The issuance, sale and delivery of the OP Units in the Contribution Transaction constitute transactions exempt from registration under Section 4(2) of the Act and such OP Units will have been offered and sold in compliance with all federal and applicable state securities laws.

     (j) OPERATING PARTNERSHIP. At the time of the Closing, the OP Partnership Agreement, as amended as of the date of this Agreement, will be duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other partners of the Operating Partnership, the OP Partnership Agreement, as so amended, will be a valid and legally binding agreement of the Operating Partnership and enforceable against the Operating Partnership in accordance with its terms. As of the First Closing Date, the Operating Partnership will be organized in conformity with the requirements for qualification and taxation as a partnership under the Code, and its method of operation will at all times have enabled, and its proposed method of operation will enable the Operating Partnership to qualify as a partnership under the Code. The execution, delivery and performance of the OP Partnership Agreement will not contravene any provision of applicable law or the Declaration of Trust or bylaws of the Company, the certificate of limited partnership of the Operating Partnership, the Articles of Incorporation or bylaws of AMC or any agreement or other instrument binding upon the REIT Entities that is material to the REIT Entities, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the REIT Entities and no consent, approval, authorization or order of or qualification with any governmental body or agency will be required for the performance by the Operating Partnership of its obligations under the OP Partnership Agreement, as so amended.

     (k) INTELLECTUAL PROPERTY RIGHTS. Each of the Company and the Subsidiaries owns or possesses adequate rights to use all patents, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights and other similar rights including, without limitation, rights to the name "Aegis Mortgage Corporation," which are reasonably necessary to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights will not result in a Material Adverse Event; each of the Company and the Subsidiaries has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or such Subsidiaries by others with respect to any patent, patent applications, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and each of the Company and the Subsidiaries has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might result in a Material Adverse Event.

     (l) CAPITAL STOCK OF THE COMPANY. All outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) have been issued in compliance with all federal and state securities laws. No further approval or authorization of any shareholder, the Board of Trustees of the Company or others is required for the issuance and sale or transfer of the Stock hereunder;

     (m) RIGHTS AFFECTING STOCK. (i) Except for the units of limited partnership interest ("Units") to be issued to the current owners of AMC in connection with the contribution of their common stock in AMC to AEGIS Operating Partnership, L.P. (the "Contribution Transaction") there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company or the Subsidiaries, nor any agreements or commitments to issue any of the same; (ii) except for the Units to be issued to the current owners of AMC in the Contribution Transaction, there are no registration rights, preemptive rights or other rights to subscribe for or to purchase the securities of the Company or the Subsidiaries that have not been complied with or expressly waived prior to the date hereof, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations; (iii) except for the Company's ownership limit of 9.8% of the number of outstanding shares of Common Stock and 9.8% of any class or series of preferred stock, there are no restrictions upon the voting or transfer of any capital stock pursuant to the Company's Declaration of Trust or bylaws or any of the Subsidiaries' charter, bylaws, partnership agreement or

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any agreement or other instrument to which the Company or any of the
Subsidiaries is a party; and (iv) the Stock, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be sold free and clear of all Liens.

     (n) CAPITALIZATION. The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" and conforms to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); and the description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (o) FINANCIAL STATEMENTS. KPMG Peat Marwick LLP (i) has reviewed the balance sheet of the Company, together with the related schedules and notes as of September 30, 1997; (ii) has examined the financial statements of AMC, together with the related schedules and notes for each of the years in the three (3) year period ended December 31, 1996; and (iii) has performed the procedures set out in Statement on Accounting Standards No. 71 ("SAS 71") for a review of the interim financial information for each of the nine (9) month periods ended September 30, 1996 and 1997, filed with the Commission as a part of the Registration Statement and included in the Prospectus; KPMG Peat Marwick LLP are independent accountants within the meaning of the Act and the Act Regulations; the audited financial statements of the Company and AMC, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company and AMC, at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company and AMC, together with the related schedules and notes, and the unaudited financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Selected Financial Data," and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The financial statements of the Company and AMC and the related notes thereto included in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines, and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (p) INTERNAL ACCOUNTING CONTROLS. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (q) INDUSTRY AND MARKET DATA. The statistical, industry and market-related data included in the Registration Statement and the Prospectus is reliable and accurate in all material respects.

     (r) INSURANCE. Each of the Company and the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, the Subsidiaries and their businesses. Neither the Company nor the Subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof. Except as otherwise disclosed in the

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Prospectus, each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering the Company and its Subsidiaries against business interruptions and policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

     (s) INVESTMENT COMPANY ACT. The Company and its Subsidiaries have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Neither the Company nor any of the Subsidiaries is, and after application of the proceeds from the sale of the Stock will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and the rules and regulations promulgated thereunder. The Company and each Subsidiary will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (t) REIT STATUS. As of the First Closing Date, the Company will be organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has at all times enabled, and its proposed method of operation will enable, the Company to qualify as a REIT under the Code. The Company does not know of any event or condition which would cause, or is likely to cause, the Company to fail to qualify as a REIT at any time.

     (u) COMPLIANCE WITH APPLICABLE LAWS, AGREEMENTS, AND INSTRUMENTS. Neither of the Company nor any of the Subsidiaries is (i) in violation of its respective Declaration of Trust, bylaws, partnership agreement or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or of any franchise, license, permit, judgment or any decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries; or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, bond, debenture, bank loan, credit agreement or other agreement, instrument or evidence of indebtedness to which the Company or the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Subsidiaries is subject.

     (v) PENDING OR THREATENED LITIGATION. There is not any pending or, to the best of the Company's knowledge, any threatened action, suit, claim or proceeding against the Company, any of the Subsidiaries or any of their respective officers or directors (and which are related to the Company or such Subsidiaries) or any of the respective properties, assets or rights of the Company or any of the Subsidiaries before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over their respective officers or properties or otherwise which (a) might result in a Material Adverse Event, except as disclosed in the Registration Statement; (b) might prevent consummation of the transactions contemplated hereby; or (c) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of the Subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

     (w) NO MATERIAL ADVERSE EVENTS. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) a Material Adverse Event; (ii) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business; (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business;
(iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries considered as one enterprise; (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries; or (vi) any loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries which has been sustained or will have been sustained which would result in a Material Adverse Event.

     (x) NO TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto or in any abbreviated Registration Statement), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto or in any abbreviated Registration Statement), neither the Company nor any of the Subsidiaries has issued any securities, or incurred any material liability or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, or entered into any transaction with an affiliate (as the term "affiliate" is defined in Rule 405 promulgated by the Commission pursuant to the Act) of the Company or the Subsidiaries which would otherwise be required to be disclosed in the Registration Statement or the Prospectus, declared or paid any dividend on its stock, or made any other distribution to any of its shareholders except as disclosed in the Registration Statement or the Prospectus, and there has not been any material change in the capital stock or other equity, or material increase in the short-term debt or long-term debt, of the Company or the Subsidiaries or any development involving or which may reasonably be expected to result in a Material Adverse Event.

     (y) UNLAWFUL PAYMENTS. To the Company's or any Subsidiaries' knowledge, neither the Company nor any of the Subsidiaries nor any trustee, director, partner, officer, employee or agent of the Company or any of the Subsidiaries has made any payment of funds of the Company or the Subsidiaries in violation of any law or rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus. Neither the Company, nor any of its subsidiaries, nor any director or officer has, at any time during the last five (5) years, (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law; or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (z) LABOR DISPUTES. There is (i) no unfair labor practice complaint pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or the Subsidiaries, or, to the best knowledge of the Company or any of the Subsidiaries, threatened against any of them; (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or the Subsidiaries, or, to the best knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries; and (iii) to the best knowledge of the Company or any of the Subsidiaries, no union representation question existing with respect to the employees of the Company or the Subsidiaries and, to the best knowledge of the Company or any of the Subsidiaries, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not reasonably be expected to result in a Material Adverse Event.

     (aa) TAX LAW COMPLIANCE. The Company and the Subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessments, fine or penalty levied against any of them, and there is no tax deficiency that has been or, to the best of the Company's or any of the Subsidiaries' knowledge, might be asserted against the Company or any of the Subsidiaries that might result in a Material Adverse Event; and all tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.

     (bb) ENVIRONMENTAL VIOLATIONS OR CLAIMS. Neither the Company nor any of the Subsidiaries is in Violation (as defined below) of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which Violation could be reasonably expected to result in a Material Adverse Event. As used herein, "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization. In addition, (a) neither the Company nor any of the Subsidiaries has received any communication, whether from a governmental authority, citizens' group, employee or otherwise, alleging that the Company or any of the Subsidiaries is not in full compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply may be reasonably expected to result in a Material Adverse Event; and (b) there are no circumstances that may be reasonably anticipated to prevent or interfere with such full compliance in the future. There is no claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location owned or operated by the Company or any of the Subsidiaries; or (ii) circumstances forming the basis of any Violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims") pending or threatened against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law which liability or violation could be reasonably expected to result in a Material Adverse Event. There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or the Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed, either contractually or by operation of law, which claim could be reasonably expected to result in a Material Adverse Event.

     (cc) PERIODIC REVIEW OF COSTS OF ENVIRONMENTAL COMPLIANCE. Prior to originating any commercial mortgage or foreclosing or taking a deed in lieu with respect to any property, the Company conducts a review of the effect of Environmental Laws on such property and the operations conducted thereon, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that to date such associated costs and liabilities with respect to any such properties would not, individually or in the aggregate, result in a Material Adverse Effect.

     (dd) NO PRICE STABILIZATION OR MANIPULATION. The Company, its Subsidiaries, its trustees, directors, officers, partners, employees and agents have not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock. Additionally, the Company, its Subsidiaries, its trustees, directors, partners, officers, employees or agents have not distributed and will not distribute without your prior written consent prior to the later of (a) the First Closing Date, or any date on which Option Stock is to be purchased, as the case may be, and
(b) completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

     (ee) EXCHANGE LISTING. The Stock is duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (herein called "NYSE").

     (ff) RELATED PARTY TRANSACTIONS. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or its Subsidiaries to or for the benefit of any of the trustees, partners, officers or directors of the Company or its Subsidiaries or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus. There are no business relationships or related party transactions involving the Company or any

Subsidiary or any other person required to be described in the Registration Statement which have not been described as required.

     (gg) LOCK-UP AGREEMENT. The Company will use its best efforts to cause the persons listed on SCHEDULE III attached hereto to agree that, without the prior written consent of Jefferies & Company, Inc., he, she or it will not, without the prior written consent of Jefferies & Company, Inc., during the period ending two (2) years, or one (1) year, as applicable, after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (A) the Common Stock to be sold to the Underwriters pursuant to this agreement; (B) options granted by the Company to purchase Common Stock granted under its option plans described in the Registration Statement; (C) for some persons, any pledge of Common Stock in connection with borrowings that, in the aggregate, do not exceed 50% of the value of the Common Stock at the time of any such borrowing and the maturity of which shall be no earlier than one year from and after the date of the Prospectus; and (D) transfers, without consideration, of the Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock to family members or to one or more trusts established for the benefit of one or more family members are permitted at any time, provided that the transferee execute and deliver to Jefferies & Company, Inc., an agreement whereby the transferee agrees to be bound by all of the foregoing terms and provisions.

     In addition, such holder will agree that, without the prior written consent of Jefferies & Company, Inc. on behalf of the Underwriters, it will not, from the date hereof through the period ending two (2) years after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable for Common Stock. For purposes of this
Section 3 and subparagraph (a)(ii) of Section 5, a holder shall be deemed to beneficially own shares of Common Stock that are issuable upon the exercise of options, warrants or other rights to acquire Common Stock on or before one
(1) year following the First Closing Date.

     (hh) DOING BUSINESS WITH CUBA. Each of the Company and the Subsidiaries has complied with and will be in compliance with the provisions of that certain Florida act relating to doing business with Cuba, codified as
Section 517.075 of the Florida statutes, and the rules and regulations promulgated thereunder or is exempt therefrom.

     (ii) ERISA COMPLIANCE. The Company and its Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (ii) MATERIAL CONTRACTS. There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act which have not been described or filed as required. Neither the Company nor any of its Subsidiaries is subject to any collective bargaining agreements.

     (kk) VALID SECURITY INTERESTS. With respect to each loan secured by real estate or personal property in which AMC is the lender, AMC holds a valid, perfected priority security interest in the applicable real or personal property and the loan documents executed by or in favor of AMC in connection with each such loan are valid and enforceable in accordance with their respective terms.

     (ll) TITLE INSURANCE. Title insurance in favor of AMC and in sufficient amounts is in force with respect to each of the real properties owned by AMC and/or in which AMC holds a mortgage, deed of trust or other interests as security for a loan to the owner thereof.

     SECTION 2.  SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

     (a) THE UNDERWRITTEN STOCK. The Company agrees to issue and sell the Underwritten Stock to the several Underwriters upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of shares of Underwritten Stock set forth opposite their names on Schedule 1. The purchase price per share of Underwritten Stock to be paid by the several Underwriters to the Company shall be $[___] per Share. The initial public offering price per share for the Underwritten Stock shall be $[_____].

     (b) THE FIRST CLOSING DATE. Delivery of the Underwritten Stock to be purchased by the Underwriters and payment therefor shall be made at the offices of [Latham & Watkins or Hunton & Williams] (or such other place as may be agreed to by the Company and the Representatives) at 9:30 a.m. New York City time, on [___], or such other time and date not later than 1:30 p.m. New York City time, on [___] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9.

     (c) THE OPTION STOCK; THE SECOND CLOSING DATE. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,500,000 shares of Option Stock from the Company at the purchase price per Share to be paid by the Underwriters for the Underwritten Stock. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Underwritten Stock. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of shares of Option Stock as to which the Underwriters are exercising the option, (ii) the names and denominations in which the shares of Option Stock are to be registered and (iii) the time, date and place at which such shares of Option Stock will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Underwritten Stock and the Option Stock). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and, unless the Company otherwise consents, shall not be earlier than two nor later than seven full business days after delivery of such notice of exercise. If any shares of Option Stock are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional Shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be purchased as the number of shares of Underwritten Stock set forth on Schedule 1 opposite the name of such Underwriter bears to the total number of shares of Option Stock. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) PUBLIC OFFERING OF THE STOCK. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Stock as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, has determined is advisable and practicable.

     (e) PAYMENT FOR THE STOCK. Payment for the Stock shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company or to such account as the Company may designate.

     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Underwritten Stock and any Option Stock the Underwriters have agreed to purchase.

     (f)  DELIVERY OF THE STOCK.

          (i) The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Underwritten Stock at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Option Stock the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Stock shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection not later than 1:00 p.m. New York City time on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at such location as the Representatives may designate.

          (ii) Notwithstanding the terms of the preceding subsection 2(f)(i) or elsewhere in this Agreement that contemplate physical certificates for the Stock, upon the Company's request but only with the consent of the Representatives the Stock may be issued without certificates and constructive delivery of such uncertificated Stock to the Underwriter may be accomplished through the FAST system of The Depository Trust Company by the Company causing the transfer agent and registrar of the Stock, on the applicable First Closing Date, to issue one or more Depository Trust Company Book Entry Positions, representing in the aggregate the number of shares of Stock to be delivered to the Representatives on such First Closing Date, to such account or accounts as shall be specified by the Representatives in an instruction letter or other communication to the Company or such transfer agent.

     (g) TIME OF THE ESSENCE. Time shall be of the essence, and delivery at the time and in the manner specified in this Agreement is a further condition to the obligations of the Underwriters.

     (h) DELIVERY OF PROSPECTUS TO THE UNDERWRITERS. Not later than 12:00 p.m. on the second business day following the date the Stock is released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

     SECTION 3. COVENANTS OF THE COMPANY. Each of the REIT Entities, jointly and severally, covenant with each underwriter as follows:

     (a) SECURITIES ACT COMPLIANCE. The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereof, to become effective as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus, any Rule 434 Act Regulation term sheet or any 462(b) Act Regulation abbreviated Registration Statement, to which the Representatives shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this
Section 3(a), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus to be completed, or such supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company promptly will advise the Representatives (i) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective; (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b); (iii) when any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus or for any additional information; (v) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS. If, at any time when a prospectus relating to the Stock is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, subject to the second sentence of Section 3(a)(i), an amendment or supplement which will correct such statement or omission or effect such compliance.

     (c) USE OF PROSPECTUS. The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which Stock is offered by the Underwriters and by all dealers to whom Stock may be sold, both in connection with the offering and sale of the Stock and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Stock in accordance with the provisions hereof and of the Prospectus.

     (d) EARNINGS STATEMENT. Not later than the 45th day following the end of the fourth fiscal quarter first occurring after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (the "Effective Date"), the Company will mail and make generally available to its security holders a consolidated earnings statement covering a period of at least twelve (12) months beginning with the first full calendar quarter following the Effective Date which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and shall advise you in writing when such statement has been made so available.

     (e) DELIVERY OF REGISTRATION STATEMENT, AMENDMENTS AND SUPPLEMENTS. The Company will furnish to the Representatives, without charge, one signed copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and all amendments and supplements thereto as the Representatives may request.

     (f) USE OF PROCEEDS. The Company will apply the net proceeds from the sale of the Stock to be sold hereunder in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus.

     (g) BLUE SKY COMPLIANCE. The Company will cooperate with the Representatives and its counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Stock for offer and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States as the Representatives may designate and shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Stock. Notwithstanding anything to the contrary, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Stock for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (h) PERIODIC REPORTING OBLIGATIONS. The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission and the NYSE pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

     (i) FUTURE REPORTS TO THE REPRESENTATIVES. During a period of five (5) years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act").

     (j) AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES. The Company agrees that it will not, without the prior written consent of Jefferies & Company, Inc., during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (A) the Common Stock to be sold to the Underwriters pursuant to this Agreement; and (B) options granted by the Company to purchase Common Stock granted under its option plans described in the Registration Statement. For purposes of this paragraph a sale, offer, or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock in reliance on Rule 144A.

     (k) REIT STATUS. The Company shall operate so as to qualify as a REIT in accordance with the requirements of Sections 856-860 of the Tax Code, and shall not revoke its election to be taxed as a REIT unless revoked by a shareholder vote in accordance with the Company's Declaration of Trust and Bylaws.

     (l) PRESS RELEASES. If at any time during the 90-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, consult with you regarding the need to disseminate a press release or other public statement responding to or commenting on such rumor, publication or event.

     (m) UNCERTIFICATED STOCK. In the event that any portion of the Stock is issued without certificates pursuant to section 2-210 of the Maryland General Corporation Law (the "MGCL") and as may be permitted under Section 2(f) above, at the time of issue of such Stock the Company shall send, or cause to be sent, to the shareholder a written statement of the information required on certificates by section 2-211 of the MGCL, and shall otherwise maintain full compliance with sections 2-210 and 2-211 of the MGCL.

     (n) CONTINUING INCLUSION ON THE NYSE. The Company will use its reasonable best efforts to continue the inclusion of the Stock on the NYSE and will use its reasonable best efforts to comply in all material respects with all of the rules and regulations thereof applicable to the Company and the trading of such securities.

     (o) ACCOUNTING AND TAX ADVICE. The Company will engage and retain a "Big 4" Accounting Firm as its qualified accountants and such tax experts at such accounting firm with experience in advising REITs as are reasonably acceptable to the Representatives for a period of not less than two years beginning on the First Closing Date to assist the Company in developing and maintaining appropriate accounting systems and testing procedures and to conduct quarterly compliance reviews designed to determine compliance with the REIT provisions of the Tax Code and the maintenance of Company's exempt status under the Investment Company Act. Any written reports of such compliance reviews shall be made available to the Representatives.

     (p) INVESTMENT ADVISORS ACT. The Company will not, and will not permit any of its Subsidiaries to, engage in any activity which would cause or require such entity to register as an investment advisor under the Investment Advisors Act of 1940. Without limiting the generality of the foregoing, the Company will not, and will not permit any Subsidiary to, (i) render investment advice to more than fifteen clients, (ii) hold itself out generally to the public as an investment advisor, or (iii) act as an investment advisor to any investment company that is registered under the Investment Company Act.

     (q) SEC COMPLIANCE PROGRAM AND INSIDER TRADING COMPLIANCE POLICY. Promptly after the First Closing Date, the Company shall adopt and implement
(i) a compliance program, reasonably acceptable to counsel for the Underwriters, to ensure compliance with the reporting requirements under the Exchange Act and the securities laws generally and (ii) an insider trading compliance policy, reasonably acceptable to counsel for the Underwriters, to govern their employees' and directors' trading in securities of the Company and all Company affiliates in accordance with federal law and all applicable state blue sky laws.

     Jefferies & Company, Inc., on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 4. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company, the Operating Partnership and AMC, jointly and severally, agree to pay and will pay (directly or by reimbursement), and will be responsible for, all costs, fees and expenses incident to the performance of the obligations of the Company the Operating Partnership and AMC under this Agreement, including but not limited to costs, fees and expenses related to the following, if incurred, (a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (b) the printing and/or copying of this Agreement; (c) the preparation, issuance and delivery of the Stock to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Stock or the sale of the Stock to the Underwriters; (d) the fees and disbursements of the Company's counsel and accountants; (e) the qualification of the Stock under state securities laws, including filing fees and the fees and disbursements of counsel for the Representatives in connection therewith and in connection with the preparation of any Blue Sky survey and any supplemental Blue Sky survey; (f) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the Preliminary Prospectus and of the Prospectus and of any amendments or supplements thereto; (g) the printing and/or copying and delivery to the Underwriters of copies of the Blue Sky survey and any supplemental Blue Sky survey; (h) the fees and expenses incurred in connection with the listing of the stock on any national securities exchange or Nasdaq; and (i) the fees payable to the National Association of Securities Dealers, Inc. ("NASD") and the fees and disbursements of counsel for the Representatives in connection with any NASD filings or communications.

     If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 5 or 8 hereof, or if the sale to the Underwriters of the Stock or the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company shall reimburse the Representatives and the other Underwriters upon demand for all of their reasonable out-of-pocket expenses, including but not limited to the reasonable fees and disbursements of their counsel, printing expenses, travel expenses, facsimile, telephone, postage and related expenses.

     SECTION 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligation of the Underwriters to purchase the Stock hereunder is subject to the continued accuracy of the representations and warranties of the REIT Entities contained herein as of the date hereof and as of the First Closing Date (and, if applicable, as of the Second Closing Date), to the accuracy of the statements of the Company made in any certificate or certificates pursuant to the provisions hereof as of the date hereof and as of the First Closing Date (and, if applicable, as of the Second Closing Date), to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) REGISTRATION STATEMENT EFFECTIVENESS. The Registration Statement shall have become effective not later than 5:30 P.M. New York City time on the date hereof, or at such later date as may be approved by the Representatives and the Company and shall remain effective at the First Closing Date and at the Second Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

     (b) LEGAL PROCEEDINGS. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Stock, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

     (c) NO MATERIAL ADVERSE EVENT. Subsequent to the execution and delivery of this Agreement, and prior to the First Closing Date or Second Closing Date, as applicable, there shall not have been a Material Adverse Event, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Stock as contemplated by the Prospectus.

     (d) OPINION OF COUNSEL FOR THE COMPANY. The Company shall have furnished to the Representatives the opinion of Hunton & Williams, counsel to the Company, addressed to the Underwriters and dated as of the First Closing Date, substantially in the form attached hereto as SCHEDULE III, with such changes as may be reasonably requested by the Representatives, and if Option Stock is purchased at any date after the First Closing Date, an additional opinion from Hunton & Williams, addressed to the Underwriters and dated the Second Closing Date, confirming that the statements expressed as of the First Closing Date in such opinion remain valid as of the Second Closing Date.

     (e) OPINION OF SPECIAL MARYLAND COUNSEL. On the First Closing Date and the Second Closing Date, if applicable, the Representatives shall have received the favorable opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, addressed to the Underwriters and dated as of the First Closing Date and, if applicable, the Second Closing Date, the form of which is attached as Schedule IV.

     (f) OPINION OF COUNSEL FOR THE UNDERWRITERS. Latham & Watkins, counsel for the Underwriters, shall have furnished to the Underwriters an opinion with respect to such matters as may be reasonably requested by the Representatives, dated as of the First Closing Date, and if Option Stock is purchased at any date after the First Closing Date, an additional opinion addressed to the Underwriters and dated the Second Closing Date confirming that the statements expressed as of the First Closing Date in such opinion remain valid as of the Second Closing Date.

     (g) OFFICERS' CERTIFICATES. The Company shall furnish the Representatives a certificate of the Company, the Operating Partnership and AMC, signed by the President and the Chief Financial Officer of the Company and AMC, dated the First Closing Date (and, if applicable, the Second Closing
Date), certifying as to such
matters as the Representatives shall have reasonably requested, including without limitation the matters to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus and this Agreement and that, to their knowledge:

          (i) the representations and warranties of the REIT Entities contained in this Agreement are true and correct on and as of the First Closing Date, and, if applicable, on and as of the Second Closing Date; and the Company, the Operating Partnership and AMC have each complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the First Closing Date (and, if applicable, at or prior to the Second Closing Date);

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Event.

     (h) ACCOUNTANTS' COMFORT LETTER. At the Effective Date, the Representation Date and at the First Closing Date (and, if applicable, at the Second Closing Date), KPMG Peat Marwick, LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Effective Date, the Representation Date and the First Closing Date (and, if applicable, the Second Closing Date), in form and substance reasonably satisfactory to the Underwriters, covering the time periods and relating to the procedures referred to in Section 1(o) hereof and containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other information contained in the Registration Statement and the Prospectus (and the Representatives shall have received such additional conformed copies of such accountants' letter as Representative's counsel shall reasonably request).

     (i) EXCHANGE LISTING. Prior to the First Closing Date, the Stock shall have been duly authorized for listing on the NYSE upon official notice of issuance.

     (j) LOCK-UP AGREEMENTS. On or prior to the First Closing Date, you shall have received from all of the persons and entities set forth on
SCHEDULE II attached hereto, executed lock-up agreements.

     If any condition specified in this Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the REIT Entities at or prior to the First Closing Date. All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Latham & Watkins, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     SECTION 6.  INDEMNIFICATION AND CONTRIBUTION.

     (a) Each of the REIT Entities agree, jointly and severally, to indemnify, defend and hold harmless each Underwriter and its affiliates and their respective officers, shareholders, counsel, agents, employees, directors and any person who controls each Underwriter or any of their respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective officers, shareholders, counsel, agents, employees and directors of such persons (each Underwriter and each such other person or entity being referred to herein as an "Indemnified Person"), to the fullest extent lawful from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) which, jointly or severally, the Indemnified Persons may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in a Prospectus (including any Preliminary Prospectus); (ii) arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or such Prospectus

(including any Preliminary Prospectus) or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, and the REIT Entities agree that the only such information provided in writing by or on behalf of the Underwriters, expressly for use in the Registration Statement or the Prospectus, is (x) that information in the last paragraph of text on the cover page of the Prospectus concerning the terms of the offering by the Underwriters; (y) the legend concerning over-allotments and stabilizing on the inside front cover page; and (z) the concession and reallowance figures appearing in the third paragraph and the information in paragraphs nine, ten, eleven and twelve under the caption "Underwriting;" or
(iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the REIT Entities shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct). Notwithstanding anything to the contrary, the indemnity agreement contained in this Section 6(a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of the Indemnified Person from whom the person asserting any such loss, expense, liability or claim purchased the Stock which is the subject thereof, if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of Stock to such person, provided that the Company has delivered the Prospectus to the Underwriters in sufficient quantity not less than one full business day prior to the sale to the person asserting such claim. The foregoing indemnity agreement shall be in addition to any liability which the REIT Entities may otherwise have.

     If any action or proceeding (including any government investigation) is brought or asserted against any Underwriter or their respective officers, shareholders, employees, directors or any person who controls any of the Underwriters (as described above) in respect of which indemnity may be sought against the REIT Entities pursuant to this Section 6(a), such Underwriter shall promptly notify the REIT Entities in writing of the institution of such action (provided, that the failure to give such notice shall not relieve the REIT Entities of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the REIT Entities shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. Such Underwriter or such officer, shareholder, employee, director or person who controls the Underwriter (as described) shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such persons unless: (i) the REIT Entities shall have failed to assume the defense of such action or proceeding or the REIT Entities shall have failed to employ counsel reasonably satisfactory to the Underwriter in any such action; or (ii) such Indemnified Party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to the REIT Entities (in which case, if such indemnified party or parties notifies the REIT Entities in writing that it elects to employ separate counsel at the expense of the REIT Entities, the REIT Entities shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne, jointly and severally, by the REIT Entities and paid as incurred; provided, that the REIT Entities shall be responsible for the fees and expenses of only one counsel for all Indemnified Parties hereunder. Anything in this paragraph to the contrary notwithstanding, the REIT Entities shall not be liable for any settlement of any such claim or action effected without its prior written consent, which consent shall not be unreasonably withheld.

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the REIT Entities and the Company's trustees, directors, officers, shareholders, counsel, agents and employees and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the REIT Entities or any such person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made in or omitted from the Registration Statement (or in the Registration Statement as amended by any posteffective amendment thereof) or in the Prospectus (including any Preliminary Prospectus) in reliance upon and in conformity with the information relating to the Underwriters furnished in writing by or on behalf of the Underwriters to the Company. The REIT Entities agree that the only information provided in writing by or on behalf of the Underwriters to the Company, expressly for use in the Registration Statement or the Prospectus, is (i) that information in the last paragraph of text on the cover page of the Prospectus concerning the terms of the offering by the Underwriters; (ii) the legend concerning over-allotments and stabilizing on the inside front cover page; and (iii) the concession and reallowance figures appearing in the third paragraph and the information in paragraphs nine, ten, eleven and twelve under the caption "Underwriting".

     If any action is brought against the Company, the Operating Partnership, AMC or any person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership, AMC or such person shall promptly notify such Underwriter in writing of the institution of such action (provided, that the failure to give such notice shall not relieve such Underwriter of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the Underwriters shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The REIT Entities or such person shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the REIT Entities or such person unless: (i) such Underwriters shall have failed to assume the defense of the action or shall have failed to employ counsel reasonably satisfactory to the Company, or (ii) such indemnified party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to such Underwriters (in which case, if such indemnified party or parties notifies the Underwriters in writing that it elects to employ separate counsel at the expense of the Underwriters, such Underwriters shall not have the right to assume the defense of such action on and expenses shall be borne by the Underwriters and paid as incurred; provided, that the Underwriters shall be responsible for the fees and expenses of only one counsel for all indemnified parties. Anything in this paragraph to the contrary notwithstanding, the Underwriters shall not be liable for any settlement of any such claim or action effected without the written consent of such Underwriter, which consent shall not be unreasonably withheld.

     (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the REIT Entities, on the one hand, and each Underwriter, on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the REIT Entities, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the REIT Entities, on the one hand, and each Underwriter, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received under the Agreement by each Underwriter. The relative fault of the Company, the Operating Partnership and AMC, on the one hand, and of each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the REIT Entities or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d) The REIT Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 6(c) above. Notwithstanding the provisions of this Section 6, each Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 6 shall remain in full force and effect irrespective of any investigation made by or on behalf of the Underwriters, or any of their officers, employees, directors, shareholders, counsel, agents or any person who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, by or on behalf of the REIT Entities, the Company's directors, officers, counsel, agents, employees or any person who controls the Company, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Stock. The REIT Entities and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of its respective officers and directors in connection with the issuance and sale of the Stock, or in connection with the Registration Statement or Prospectus.

     SECTION 7. SURVIVAL. All representations, warranties, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company and AMC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the several Underwriters or any of their respective officers, employees, directors, shareholders or person who controls any Underwriter, or by or on behalf of the REIT Entities and shall survive delivery of the Stock to and payment for the Stock by the several Underwriters and any termination of this Agreement.

     SECTION 8. TERMINATION OF AGREEMENT.

     (a) The Representatives shall have the right to terminate this Agreement by giving notice as hereinafter specified in Section 10 hereof at any time at or prior to the First Closing Date or on or prior to any later date(s) on which Option Stock may be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal or New York authorities, or
(iii) if the Company or one of the Subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Stock, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Stock as contemplated by the Prospectus.

     (b) If this Agreement is terminated pursuant to this Section or any other provision of this Agreement, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6.

     SECTION 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the First Closing Date (or the Second Closing Date) to purchase the shares of Underwritten Stock or Option Stock, as the case may be, which it or they are obligated to purchase under this Agreement (the

"Defaulted Stock"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Stock in such amounts as may be agreed upon and upon the terms herein set forth. if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) If the number of shares of Defaulted Stock does not exceed 10% of the total number of shares of Stock to be purchased on such date by all Underwriters, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) If the number of shares of Defaulted Stock exceeds 10% of the total number of shares of Stock to be purchased on such date by all Underwriters, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the REIT Entities.

     No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, the Representatives and the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

      SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be directed to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025, attention of Robert M. Werle, with a copy to Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626-1925, attention Cary K. Hyden, Esq. Notices to the Company and to the Operating Partnership shall be directed to James E. Day, AEGIS Investment Trust, 2500 CityWest Boulevard, Suite 1200, Houston, Texas 77042; with a copy to Hunton & Williams, Riverfront Plaza East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, attention of Edward L. Douma, Esq.

      SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership, AMC and their respective executors, administrators, assigns, successors and legal Representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership, AMC and their respective successors and legal Representatives and the controlling persons and officers, employees, directors and shareholders referred to in Sections 6 and 7 and their respective heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating
Partnership, AMC and their respective successors and legal Representatives, and said controlling persons, shareholders, officers and directors and their respective heirs and legal Representatives, and for the benefit of no other person, firm or corporation. No purchaser of Stock from the Underwriters shall be deemed to be a successor or assign by reason merely of such purchase.

     SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     SECTION 13. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. In this Agreement unless the context otherwise requires, (i) singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter, and
(ii) all references to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 6, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 6 hereto fairly allocate the risks in light of the ability of the parties to investigate the REIT Entities, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,
                              AEGIS INVESTMENT TRUST, a Maryland trust


                              By:
                                  ----------------------------------------
                                   Name:  James E. Day
                                   Title: Managing Director


                              AEGIS OPERATING PARTNERSHIP, L.P.,
                              a Delaware limited partnership


                              By:  AEGIS INVESTMENT TRUST,
                                   ----------------------------------------
                                   a Maryland trust,
                                   its sole general partner

                                   By:
                                       ------------------------------------
                                        James E. Day
                                        Managing Director


                              AEGIS MORTGAGE CORPORATION,
                              an Oklahoma corporation


                              By:
                                   ----------------------------------------
                                   Name : Patrick A. Walden
                                   Title: Managing Director


CONFIRMED AND ACCEPTED, as of the date first above written:
JEFFRIES & COMPANY, INC.
EVEREN SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED


By: JEFFERIES & COMPANY, INC.


     By:
          -----------------------------
          Robert M. Werle
          Managing Director-


For themselves and as Representatives of the other Underwriters named in this Agreement

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